Exhibit 10.21

哈尔滨鑫达高分子材料有限责任公司雇用备忘录

             Harbin Xinda Macromolecule Material Co., Ltd. Employment Memorandum

    马庆维_(员工)与哈尔滨鑫达高分子材料有限责任公司(公司)(一个中国成立的公司)于2010年1月 1 日签署生效的雇用备忘录.

    On January 1, 2010, Qingwei Ma (employee) and Harbin Xinda Macromolecule Material Co., Ltd. (company) (a company established in China) entered into an employment memorandum, effective at the date of signing of this agreement.

    鉴于 公司聘用员工,担任 总经理 职务，兼中国XD塑料有限公司__COO___. 因此提出此备忘录. 服务条款于下.

    WHEREAS, the employee is employed as General Manager of the company, and COO of China XD Plastics Co., Ltd, therefore it is proposed the memorandum. The service terms are as follows.

    鉴于 员工愿意帮公司服务, 条款条件于下.

    WHEREAS, employee is willing to provide service to the company, and the provisions and conditions are as follows.

    因此, 双方的承诺必须在友好和互惠的前提下考虑, 且必须有合理合法的认知, 双方同意于下:

    THEREFORE，promises of both parties must be considered under friendly and mutual beneficial condition, and  must have reasonable and legal recognition. Both parties agree:

1.	公司同意雇用员工, 员工接受公司的雇用, 双方都须遵照此备忘录.

    The company agrees to employ the employee, and the employee accepts the company’s employment. Both parties must comply with the memorandum.

2.	薪资和福利

    Compensation and Benefits

    a. 基本工资 -聘用期间公司同意为员工对公司与公司子公司的服务支付薪资 12000元人民币_每月. 每年结束或者接近结束时， 公司可以按照公司相应规定决定薪酬待遇的调整.

    Basic Salary-the company agrees to pay the employee a monthly salary of RMB 12,000 for his service to the company and its subsidiaries. At the end of each year or approaching to the annual ending, the company may determine salary adjustment according to related regulations.

    b.月绩效工资-标准为每月18000元人民币，根据员工月度工作完成情况，按公司薪酬管理制度规定的核算方式及时间进行核算及支付。

    Monthly Performance-based Salary- the standard is RMB 18,000 per month, which amount is subject to the achievement of the corresponding month’s performance goals. The calculation and payment of the monthly performance-based salary are based on accounting method and time set forth in the Company’s compensation management policy.

c．年绩效工资-标准为一年140000元人民币，根据员工全年目标完成情况，按公司薪酬管理制度规定的核算方式及时间进行核算及支付。

Annual Performance-based Salary- the standard is RMB 140,000 per year, which amount is subject to the achievement of the corresponding year’s performance goals. The calculation and payment of the year’s performance-based salary are based on accounting method and time set forth in the company’s compensation management policy.

d．福利 -公司还将在执行者任职期间按公司规定提供医疗保险、养老保险、失业保险、带薪培训福利。执行者将每年有两周的带薪假期并且按照公司的政策，因私人原因获得合理数量的其他休假日。

Welfares-company will provide medical insurance, endowment insurance, unemployment insurance, paid training for the employee during the employment period. The employee will have two weeks paid holiday and according to company’s policy, the employee may get other reasonable holidays due to personal reasons.

e．股/期权奖励 – 有公司薪酬委员会决定，员工每年可享有一定股权和期权奖励。具体条款将根据薪酬委员会决议和股权、期权发行协议制约。

Share /option awards- determined by company’s compensation committee that employees may enjoy certain stock equity and option awards. Specific terms will subject to the resolution of compensation committee and the issuance agreement of stock equity and option.

3.	终止雇用条款

       Terms of termination of employment

     此聘用期为签约日之日开始为期五年. 前提是在聘用期结束时或者接近结束时, 除非任何一方决定不继续签署每年更新的聘用备用录，并且提前两个月提出书面通知.公司有权评估并决定员工是否同员工继续聘用关系. 员工的聘用可以在聘用期结束之前解除.

    The employment period is 5 years from the signing date. When the employment period is over and close to the end of employment period, either party, not intended to continue to sign annual renewed employment memorandum, must render a notice two month in advance. Company has the right to evaluate and determine whether to continue to sign a contract with employees. The relationship of employment may be terminated before the end of employment period.

哈尔滨鑫达高分子材料有限责任公司 Harbin Xinda Macromolecule Material Co., Ltd. 签字: /s/ Jie_Han_____________________ BY: Jie Han 姓名: Jie Han __________________ NAME: 日期:_____________________________ DATE:	员工 Employee 签字:_/s/ Qingwei Ma______________ BY: Qingwei Ma 姓名:马庆维_________________________ NAME: Qingwei Ma 日期: _2010年1月1日________________ DATE: January 1, 2010